                                                                    Exhibit 10.3




                          C R E D I T  A G R E E M E N T

                                     Between

                               RBC SCHAUBLIN S.A.
                                    DELEMONT

                  (hereinafter referred to as the [[Borrower]])

                                       and

                                  CREDIT SUISSE

                    (hereinafter referred to as the [[Bank]])

                             Dated December 27, 1999



                                    CONTENTS

     1.       FACILITIES...................................................................................4
     1.2          Amounts and Commitments..................................................................4
     1.3          Availability.............................................................................4
     1.4          Purpose..................................................................................4
     1.5          Commitment Periods.......................................................................5
     1.6          Draw down................................................................................5
     1.7.         Collateral / Security....................................................................5
     2.       ADVANCES.....................................................................................5
     2.1          Utilisation..............................................................................5
     2.2          Notice to the Bank.......................................................................5
     2.3          Determination of Currency................................................................6
     2.4          Maximum Number of Advances...............................................................6
     2.5          Maximum outstanding......................................................................6
     3.       INTEREST.....................................................................................7
     3.1          Payment..................................................................................7
     3.2          Rate and Calculation.....................................................................7
     3.3          Margin...................................................................................7
     3.4          Additional Interest Rate.................................................................8
     4.       REPAYMENT, REDUCTION AND CANCELLATION........................................................8
     4.1          Repayment................................................................................8
     4.2          Reduction................................................................................8
     4.3          Automatic reduction of amounts available.................................................9
     4.4          Final Repayment Date / Cancellation......................................................9
     4.6          Cancellation by the Borrower............................................................10
     4.7          Prepayment and Cancellation.............................................................10
     5.       PAYMENT AND TAXES...........................................................................10
     5.1          Manner of Payment.......................................................................10
     5.2          Taxation of the Bank, etc...............................................................10
     5.3          Business Days...........................................................................11
     5.4          Partial Payment.........................................................................11
     6.       CHANGES IN CIRCUMSTANCES....................................................................11
     6.1          Increased Costs.........................................................................11
     6.2          Escape Clause...........................................................................12
     6.3          Restriction Clause......................................................................12
     6.4          Illegality..............................................................................12
     7.       UNDERTAKINGS, COVENANTS, ETC................................................................13
     7.1          General Undertakings....................................................................13
     7.2          Representations and Warranties..........................................................14
     7.3          Specific Undertakings...................................................................15
     7.4          Financial Covenants.....................................................................15
     7.5          Other Covenants.........................................................................17
     8.       SELLER'S NOTE...............................................................................18
     9.       EVENTS OF DEFAULT...........................................................................19
     9.1          Events:.................................................................................19
     9.2          Consequences............................................................................22
     10.      SET-OFF.....................................................................................22



     10.1         Set-off.................................................................................22
     10.2         Currency Conversion.....................................................................22
     11.      INDEMNITIES.................................................................................23
     11.1         General Indemnity.......................................................................23
     11.2         Currency Indemnity......................................................................23
     12.      FEES AND EXPENSES...........................................................................23
     12.1         Arrangement Fee.........................................................................23
     12.2         Expenses................................................................................24
     12.3         Value Added Tax.........................................................................24
     13.      ASSIGNMENT, TRANSFER AND LENDING OFFICES....................................................24
     13.1         No assignment by the Borrower...........................................................24
     13.2         Assignment and transfer by the Bank:....................................................24
     14.      NOTIFICATION................................................................................25
     14.1         By the Borrower:........................................................................25
     14.2         By the Bank.............................................................................25
     14.3         Objections..............................................................................26
     15.      GOVERNING LAW AND JURISDICTION..............................................................26




       Annex A - Conditions precedent
       Annex B - Short term advance request
       Annex C - The Controlling Shareholders' Group

Whereas the Borrower has requested the Bank for credit facilities
(hereafter referred to as [[Facilities]]); and

Whereas the Bank is prepared to grant such Facilities to the Borrower under certain terms and conditions, therefore the parties agree as follows:

1.   FACILITIES

1.1  TYPES OF CREDIT FACILITIES

The Bank has agreed to make various credit facilities ([[facilities]]) available to the Borrower on the terms of this Agreement up to the maximum amounts specified under Clause 1.2.

1.2  AMOUNTS AND COMMITMENTS

The Bank has agreed to make available to the Borrower Facilities in an aggregate amount not to exceed CHF 11'000'000.- (Swiss Francs 11 million or equivalent in any freely convertible currency) divided in 2 sub facilities as defined hereafter :

         Facility A :      CHF 10'000'000.-

         Facility B :      CHF 1'000'000.-

         (in aggregate :   [[Facilities]])

1.3  AVAILABILITY

During the commitment periods the Borrower may borrow under the Facilities once the Bank has received and is satisfied with any and all items listed in the Annex A hereto.


1.4  PURPOSE

The Facilities are available for the following

       Facility A :       for the financing of the acquisition of the
                          operating assets of Schaublin S.A., the shares of Bovagnet and to fund the acquisition of Schaublin
                          France through a newly created subsidiary of RBC
                          Schaublin S.A.

       Facility B :       for general corporate purposes including working
                          capital financing.

1.5  COMMITMENT PERIODS

The Facilities expiry dates will be the final repayment dates (termination dates) specified in Clause 4.4.

1.6  DRAW DOWN

Shall be carried out by notification to the Bank by the Borrower pursuant to clause 2.1.

1.7. COLLATERAL / SECURITY

The Shareholders of the Borrower will pledge and assign according to separate agreement 100% of their present and future share capital in favour of the Bank. These shares have to be endorsed in favour of the bearer and deposited with the Bank with a resolution of the Board of Director of the Borrower to accept any inscription of a shareholder, without any restriction, as designated by the Bank. This last requirement does not apply to the qualification shares ("Qualifikationsaktien").

2.   ADVANCES

2.1  UTILISATION

The Facilities shall be available :

       Facility A :      in form of fixed term advances (hereafter
                         collectively referred to as [[Advances]] and individually "Advance") for periods of up to 12 months.
                         The Bank may from time to time grant exceptions to the periods of availability upon the Borrower's request.

       Facility B :      in the form of current account(s) and or issuance of
                         guarantees or letters of credit.

The Advance will represent the principal amount initially drawn. In case any one Advance shall be renewed or its term be extended, the Bank may agree that accrued interest (if any) shall be added to the original principal amount of such Advance.

Interest shall be determined separately for each Advance.

2.2  NOTICE TO THE BANK

The Bank's decision to make an Advance on the occasion of each borrowing requested shall further be subject to the condition precedent that the Bank shall have received the draw-down request, as defined in Annex B, at the latest by 12.00 a.m. Zurich time, three business days prior to the date of such borrowing, however, not earlier than the second day after the date of this Agreement, specifying (i) the currency (whether in CHF or any other currency freely convertible into Swiss Francs) (ii) the term of the Advance and (iii) unless previously supplied, details of an account to which the Borrower wishes the payments in the currency specified to be made. Business Day means a day on which banks are open in Delemont.

2.3  DETERMINATION OF CURRENCY

If the Borrower requests a currency other than Swiss Francs in the Notice to the Bank, the Advance shall be denominated in the currency specified by the Borrower unless:

       (i) the Bank does not expect to be able to fund the Advance for that term by obtaining a matching deposit in that currency in the international inter-bank market and/or the London inter-bank market at the relevant time; or

       (ii) it would be impossible for the Bank or unlawful or contrary to any present or future directive, regulation, request, requirement, rule or credit restraint programme of any Agency to make the currency available.

Should any event mentioned under this clause 2.3 (i) and 2.3 (ii) occur, the Bank shall immediately and in any event not later than 4.00 p. m. on that second Business day notify the Borrower. In this event the Advance shall be denominated in Swiss Francs during such term unless the Bank agree with the Borrower that the Advance shall be denominated in another currency for the term.

2.4  MAXIMUM NUMBER OF ADVANCES

No more than 8 Advances (Facility A) may be outstanding at any time.

2.5  MAXIMUM OUTSTANDING

The aggregate amount of the Advances requested and drawn by the Borrower under Facility A may not exceed the amount specified in Clause 1.2 above

The aggregate outstanding under current account(s) or other obligations under Facility B may not exceed the amount determined by the Bank to be the maximum amount of such Facility under Clause 1.2 above.

3.   INTEREST

3.1  PAYMENT

The Borrower will pay interest accrued on each Advance under Facility A on the date of maturity of such Advance. Current account debit interest on Facility B which will be charged on a quarterly basis.

3.2  RATE AND CALCULATION

       (i) the interest rate applicable, per annum to each Advance under Facility A will be the London Interbank Offered Rate ([[LIBOR]]), for the relevant term & currency plus a margin as defined in clause 3.3.

              [[LIBOR]] is defined, in respect of any Advance or unpaid sum, as the annual percentage rate determined by the Bank to be the rate which would have been offered to the Bank by prime banks in the London interbank market at or about 11 a.m. (London time) on the quotation date for deposits of a comparable amount to that Advance or other sum, in the same currency and for a period comparable to its term.

              LIBOR shall be the rate displayed on Telerate page 3750 two business days prior to any draw-down or renewal of such Advances, rounded to the next 1/16 of a percent. Any and all interest and fees shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed [or in the case of an Advance drawn in Pound Sterling on the basis of a year of 365 days].

       (ii) the interest rate applicable to the Facility B current account credit limit will be for Swiss francs 5.375% p.a. increased by a quarterly utilisation fee of 1/4% calculated on the highest used amount of Facility B. In case of change of the money market conditions, the Bank has the right to adapt, without notice period and at its sole discretion the current account debit interest rate. Such change shall only occur in case the Bank changes the rate on current account credit limits applicable to borrowers similarly situated to the Borrower or if the Bank adapts its internal rating.

3.3  MARGIN

The applicable interest margin on Advances drawn under Facility A is set at 275 basis points above the applicable LIBOR rate.

3.4  ADDITIONAL INTEREST RATE

For delayed payments of principal and/or interest, the Bank will notify the Borrower and charge interest in arrears at 5% above the 30 day LIBOR rate in the relevant currency fixed at 11.00 London time on the first Business Day following the occurrence of such delay, calculated on the amount outstanding as from the respective maturity date until receipt of the amount outstanding.

4.   REPAYMENT, REDUCTION AND CANCELLATION

4.1  REPAYMENT

The Borrower shall repay each Advance, in the same currency as the one in which the Advance was disbursed and on the account to be designated by the Bank, from time to time, on its repayment date, together with the interest accrued thereon.

4.2  REDUCTION

Following reductions of Facility A are mandatory and such reduction shall permanently reduce the amount available under Facility A.

       MANDATORY REDUCTION OF FACILITY A :

       -----------------------------------------------------
                 Date                 Reduction in CHF

       -----------------------------------------------------
       31 March 2001                     500'000.--
       -----------------------------------------------------
       30 June 2001                      500'000.--
       -----------------------------------------------------
       30 September                      500'000.--
       2001
       -----------------------------------------------------
       31 December 2001                  500'000.--
       -----------------------------------------------------
       31 March 2002                     625'000.--
       -----------------------------------------------------
       30 June 2002                      625'000.--
       -----------------------------------------------------
       30 September                      625'000.--
       2002
       -----------------------------------------------------
       31 December 2002                  625'000.--
       -----------------------------------------------------
       31 March 2003                     625'000.--
       -----------------------------------------------------
       30 June 2003                      625'000.--
       -----------------------------------------------------
       30 September                      625'000.--
       2003
       -----------------------------------------------------

       31 December 2003                  625'000.--
       -----------------------------------------------------
       31 March 2004                     750'000.--
       -----------------------------------------------------
       30 June 2004                      750'000.--
       -----------------------------------------------------
       30 September                      750'000.--
       2004
       -----------------------------------------------------
       31 December 2004                  750'000.--
       -----------------------------------------------------


4.3  AUTOMATIC REDUCTION OF AMOUNTS AVAILABLE.

Any amount not drawn under Facility A (the unused portion) 1 month after the signing of this Agreement or thereafter any unused amount for more than 45 days under Facility A, will be deemed to be cancelled. Any amount so cancelled shall permanently reduce the amount available under Facility A.

4.4  FINAL REPAYMENT DATE / CANCELLATION

The Borrower shall repay in full all Advances, principal and accrued interest including fees and similar expenses or remuneration at the latest :

       for Facility A : on 31.12.2004, if a Business Day, otherwise on the last preceding Business Day (Termination Date Facility A). The Bank's commitment for Facility A shall automatically terminate on the close of business of the Termination Date A. The Borrower may not borrow any Advance, should the last day of its term fall after that date;

       for Facility B : within 180 days after notification by the Bank of the cancellation (cancellation can be made at the Bank's sole discretion) of Facility B if a Business Day, otherwise on the last preceding Business Day (Termination Date Facility B).

4.5  Prepayment

The Borrower may prepay at any time, without penalty, advances under Facility A in minimum amounts of CHF 500'000.-- or equivalent in the currency drawn, subject to five business days prior written notice to the Bank, provided that Advances prepaid at any time other than at maturity, including payments prior to maturity pursuant to Clause 4.7 hereinafter, shall be subject to reimbursement of funding breakage costs and related expenses, if any. For the purposes hereof, "funding breakeage costs" shall be solely the actual value of the losses to the Bank for the balance of the terms of any outstanding Advances under Facility A arising by reason of a change in LIBOR rates. No such payments are applicable to reimbursements under Facility B.

4.6  CANCELLATION BY THE BORROWER

On the giving of fifteen days' prior written notice to the Bank, cancellation of the Facilities will be permitted in minimum amounts of CHF 500'000.-- or multiple for Facility A. Any amount so cancelled shall permanently reduce the amount available under the Facility.

4.7  PREPAYMENT AND CANCELLATION

If the Borrower is required to make any payment to the Bank under Clause 5.2 (Taxation of the Bank, etc.) or under Clause 6 (Changes in circumstances), it may prepay all or any one of the Advances to which the provisions of these clauses apply by giving the Bank an irrevocable notice of prepayment and cancellation and the Borrower will prepay the Advances ten Business Days after such notice is given. The unused portion of the commitment will be deemed to be cancelled on the date notice is given.

5.   PAYMENT AND TAXES

5.1  MANNER OF PAYMENT

Each payment to be made by the Borrower must be:

         (a)      remitted to any account which the Bank specifies;

         (b) made for value on the due date, in the currency in which it is stated to be payable;

         (c) made in the currency of the Advance, freely disposable outside of bilateral or multilateral payment agreements which may exist at the time of payment, free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges, now or hereafter imposed by or on behalf of any taxing authority.

                  If deduction of any such taxes shall at any time during the continuance of these Facilities be required by or under the authority of any government, the Borrower shall pay such amount in respect of principal and interest as may be necessary in order that the amounts effectively received by the Bank after such deduction shall be equal to the respective amount of principal and interest which would have been paid to the Bank if no such deduction had been made.

5.2  TAXATION OF THE BANK, ETC.

If the Bank is required to make any payment on account of tax (other than tax imposed on the net income of its lending office by the jurisdiction in which it is incorporated or in which its lending office is located) in respect of any sum received or receivable by it under this Agreement, or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Bank, the Borrower shall on the Bank's demand, pay the Bank an amount equal to the amount which the Bank is required to pay, together with any interest, penalties and expenses payable or incurred in connection with it.

5.3  BUSINESS DAYS

If any payment under this Agreement becomes due on a day which is not a Business Day, the due date for that payment will be extended to the next day which is a Business Day, unless such Business Day shall fall in the following calendar month, in which event the due date will be the immediately preceding Business Day.

5.4  PARTIAL PAYMENT

If at any time the Bank receives a smaller payment than the amount of any payment due, it may apply the amount effectively received in or towards discharge of the Borrower's liabilities in any order selected by the Bank.

6.   CHANGES IN CIRCUMSTANCES

6.1  INCREASED COSTS

If the result of any change in any law, regulation or official directive (whether or not having the force of law), or in the interpretation or application thereof, or compliance by the Bank with any request or directive of any applicable monetary or fiscal Bank or authority or banking authority (whether or not having the force of law) is to increase the cost (including an increase of costs resulting from an adverse change in the calculation basis of the Bank's own fund requirements) of the Bank of maintaining or funding any Advance or is to reduce the amount of principal or interest receivable, then upon demand by the Bank, the Borrower shall pay to the Bank such amount as shall compensate the Bank for such additional cost or reduction.

In this case, the Borrower will also have the option to immediately and fully repay the outstanding amounts without penalty subject to payment to the Bank of the difference, if negative, if any, of:

       (a) the amount of interest which the Bank is able to obtain by placing an amount equal to the amount prepaid on deposit with prime banks in the relevant interbank market for the remainder of relevant interest period, as soon as reasonably practicable after receipt thereof from the Borrower, less

       (b) the amount of interest which would otherwise be payable to the Bank on the relevant amount received for the remainder of the relevant interest period (less the margin).

       The certificate of the Bank setting out the amount shall, in the absence of a manifest error, be conclusive evidence thereof.

6.2  ESCAPE CLAUSE

In case the Bank should not be able to grant or renew Advances in the currency requested by the Borrower owing to any present or future currency restrictions or similar circumstances (i.e. initiated by Central Banks, Governments or any other public authority or body) the Bank reserves the right to advance another freely transferable currency available at that date. The Bank's opinion as to whether a currency is available or not shall be conclusive and binding on the Borrower, except in case of a manifest error.

6.3  RESTRICTION CLAUSE

Should the Swiss National Bank or any other government body or authority impose restrictions of any kind or nature on the Bank affecting these Facilities, the Bank shall have the right to request that the conditions of the present Facilities be renegotiated by sending without delay written notice to the Borrower.

Should no consent be reached following a negotiation period of thirty days, the Borrower and the Bank shall have the right to cancel the Facilities with immediate effect and without having to pay any penalty, whereby any and all amounts owed by the Borrower to the Bank shall immediately become due for repayment.

6.4  ILLEGALITY

The Bank will notify the Borrower if it reasonably believes that it is, or will be, acting illegally or contrary to any applicable rules and regulations in relation to the Facilities ("Notice of Illegality"), specifying the reason therefor. The Bank shall thereupon use its best efforts to transfer the commitment under these Facilities to another bank not affected by such illegality or violation of rules and regulations. If the Bank notifies the Borrower in writing within twenty Business Days after despatching a copy of the aforementioned Notice of Illegality to the Borrower, the commitment of the Bank under this Agreement will thereupon terminate. If the Bank so requires, the Borrower will prepay any Advance which is affected by any such illegality or violation on the date specified by the Bank in the notice.

7.   UNDERTAKINGS, COVENANTS, ETC.

7.1  GENERAL UNDERTAKINGS

The Borrower agrees that until all of its liabilities under this Agreement have been discharged and as long as any commitment is outstanding:

         (a) DEFAULT: it will notify the Bank immediately if any Event of Default and if any potential Event of Default occurs or may reasonably be expected to occur;

         (b) INFORMATION: it shall inform the Bank without delay of any event which is appropriate to adversely affect the credit quality of these Facilities, in particular major disposals of assets or acquisitions. It will supply the Bank with any information regarding the Borrower and any of its subsidiarie and its financial affairs and those of any of its subsidiaries which the Bank may request;

         (c) PARI PASSU: it will ensure that its liabilities under this Agreement will rank at least equally with any and all other present and future liabilities of the Borrower and/or its subsidiaries other than those which are mandatorily privileged by law;

         (d) NEGATIVE UNDERTAKINGS: it will not without the Bank's prior written consent:

              (i) NEGATIVE PLEDGE: create any encumbrance or permit any encumbrance to exist over all or any of its assets or revenues or of the assets or revenues of all or any of its subsidiaries, other than liens to secure equipment financing or future permitted loans; or

              (ii) MERGER: consolidate with or merge into any other body corporate, or merge any other body corporate into itself; or

              (iii) DISPOSAL OF ASSETS OR REVENUES: dispose, transfer, grant or lease its assets or assets of its subsidiaries, other than in the ordinary course of business, except :

                     1. if the disposal of equipment and assets is executed at fair value and the proceeds are redeployed in the business within a period of 12 months; or

                     2. if the disposal is made with the prior written consent of the Bank;

              (iv) MAJOR ACQUISITIONS: purchase or undertake to purchase (either itself or through any of its subsidiaries) assets other than the planned Capex in kind and amounts as defined in the Business Plan remitted to the Bank and as limited in clause 7.5 (b), which will result in a major change in the ability of the Borrower to fulfil its present and future obligations in relation to these Facilities, or a change of its business activities unless approved by the Bank.

              (v) REORGANISATION ETC.: enter into a de-merger or reorganisation which will result in a major change in the ability of the Borrower to fulfil its present and future obligations in relation to the Facilities; or

              (vi) GUARANTEES: give any guarantee, indemnity or other security in connection with any other liability of any other person otherwise than in the normal course of its business; or

              (vii) CAPITAL COMMITMENTS: authorise or accept any capital commitments outside the normal course of its business.

7.2  REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank that:

       (a) the Borrower is a company duly organised and existing in good standing under the laws of its country of incorporation with full power and authority under such laws to own its properties and to conduct its business;

       (b) the making and performance of these Facilities as well as any other signed agreement, has been duly authorised by all necessary corporate action of the Borrower and

              (i) does not contravene any provision of any applicable law or of the Borrower's Articles of Association, and

              (ii) will not result in a breach of or constitute a default under any contractual provisions;

       (c) this Agreement is valid and legally enforceable in accordance with its terms against the Borrower in its country of incorporation;

       (d) there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its subsidiaries before any court, tribunal or governmental body, agency, authority or other instrumentality which might substantially adversely affect the financial condition of the Borrower and/or of any of its subsidiaries or its ability to perform its obligations hereunder.

7.3  SPECIFIC UNDERTAKINGS

The Borrower agrees that until all of its liabilities under this Agreement have been discharged and no commitment is outstanding:

       (a) the Borrower will remit before the end of each fiscal year a restated 5 year business plan with key financial projections, including a liquidity plan for the following year;

       (b) the Borrower's accounts and the consolidated accounts of the Borrower and subsidiaries will be established in line with accounting standard acceptable to the Bank, for the first time for the opening balance on 1.1.2000. Such accounts as well as the audit report have to be provided to the bank at latest 120 days after the closing of the fiscal year.

       (c) the Borrower represent and warrant that it has no knowledge of any past present or future fact related to the environment, health and safety, which could affect negatively the Borrower and/or its subsidiaries.

7.4  FINANCIAL COVENANTS

The following financial covenants to be calculated each based on the consolidated accounts of the Borrower must be permanently satisfied by the Borrower and its subsidiaries on a consolidated basis. The calculation of the ratio shall as a rule be carried out by the Borrower quarterly for the past 12 months (rolling calculation period) and be remitted at the latest to the Bank 60 days after the end of the calculation period. The first calculation period shall be April 1, 2000 until March 2001. The financial covenants will be restated and amended in case of a change of the Borrower's and/or any of its subsidiaries accounting principles/policies (especially in case of dissolution of hidden reserves, revaluation of assets, capital gains from disposal of assets, change in accounting method(s), change in depreciation and amortisation policy, etc..)




       (a)    MINIMUM INTEREST COVERAGE RATIO

              DEFINITION:
              INTEREST COVERAGE RATIO: EBITDA divided by total gross interest expenses

              Minimum ratios as per :

                  -----------------------------------------------------------------------
                      31.3.2001         31.3.2002         31.3.2003        31.3.2004

                  -----------------------------------------------------------------------

                        7.5x               9x                10x              10x

                  -----------------------------------------------------------------------



       (b)   MINIMUM FIXED CHARGE COVERAGE RATIO


              DEFINITION:
              FIXED CHARGE COVERAGE RATIO: (EBITDA + leasing expenses + rent expenses) divided by (total gross interests expenses + leasing expenses + rent expenses + capital expenditures)

              Minimum ratios as per :

                  -----------------------------------------------------------------------
                      31.3.2001         31.3.2002         31.3.2003        31.3.2004

                  -----------------------------------------------------------------------

                        2.20x             2.25x             2.50x            2.25x

                  -----------------------------------------------------------------------






        (c)   MAXIMUM LEVERAGE RATIO

              DEFINITION:
              Maximum net debt capacity ratio : Senior Bank debt / EBITDA.
              Senior Bank Debt is being defined as the amount due to the Bank as of the end of the measuring period, after giving effect to the principal payment due on such date.

              Maximum ratios as per :

              ------------------------------------------------------------------------
                  31.3.2001          31.3.2002        31.3.2003         31.3.2004

              ------------------------------------------------------------------------

                    2.25x              2.00x            1.25x             1.00x

              ------------------------------------------------------------------------




       (d) DEBT RESTRICTION FOR THE BORROWER AND ITS SUBSIDIARIES:

              No other financial debt or similar obligations, provided to the Borrower and/or its subsidiaries shall be possible without prior written consent the Bank. Not included are lease obligations clearly subordinated to the Bank's debt. The Borrower shall not make available loans to its subsidiaries. The intercompany accounts receivable of the Borrower shall not exceed the intercompany payables of the Borrower, not including any intercompany accounts receivable resulting from ordinary course intercompany business transactions.

       (e) VIOLATION OF FINANCIAL COVENANTS

              A violation of any financial covenant described above may be cured by a capital contribution by the Borrower's parent, i.e. any such capital contribution shall effectively be treated as an increase to EBITDA for compliance measurement purposes.

7.5  OTHER COVENANTS

       (a)    DIVIDEND RESTRICTIONS.

              Nor the Borrower nor any one of its subsidiary is allowed to pay dividends without prior consent of the Bank. However, subsidiaries are allowed to pay dividends to the Borrower.

       (b)    CAPITAL EXPENDITURES [[CAPEX]]

              Capex are limited to the amounts projected in the business plan, unless prior written consent of the Bank to increase such Capex.

              PROJECTED CAPEX

              ------------------------------------------------------------------

                      Period (fiscal year)                Max. amounts in CHF

              ------------------------------------------------------------------

              1.1.2000 to 31.3.2001                            900'000.--

              ------------------------------------------------------------------

              31.3.2001 to 31.3.2002                           950'000.--

              ------------------------------------------------------------------

              31.3.2002 to 31.3.2003                           800'000.--

              ------------------------------------------------------------------

              31.3.2003 to 31.3.2004                           925'000.--

              ------------------------------------------------------------------

              31.3.2004 to 31.3.2005                           925'000.--

              ------------------------------------------------------------------


              The portion of Capex which is not effectively invested within the planned fiscal year will be rolled over to the next period.

              The Bank is allowed to limit the Capex below projected amounts, in case the EBITDA of the Borrower are not in line with its Business Plan.

        (d)   TRANSACTION WITH SHAREHOLDERS / RELATED PARTIES

              The Borrower undertakes for itself and its subsidiaries, unless authorised otherwise by the Bank, for the whole duration of this credit not to provide any credit or similar financial support to its Shareholders or any related parties to them as well as to enter into any obligation or provide any financial or other support which is not in due course of business.

              All transactions in normal course of business between the Borrower and its ultimate parent company in the USA and the latter's affiliated companies have to be done on an arm length basis.

        (e)   INSURANCE COVERAGE AND ENVIRONMENTAL RISK

              The Borrower confirms and undertakes for itself and its subsidiaries and for the whole duration of this Agreement to have an adequate insurance coverage for its assets, losses due to interruption of business activities, responsibility claim of third parties as well as all other usual insurance coverage for such business activities.

              The Borrower confirms and undertakes for itself and its subsidiaries and for the whole duration of this Agreement not to enter in business activities which could bear any environmental risk without prior authorisation of the Bank.

8.   SELLER'S NOTE

As part of the purchase price, the Company will issue a Seller's Note to the order of Schaublin SA in the amount of CHF 1.7 mio. This Seller's Note will be subordinated to the Bank's Debt and will bear an interest rate of 5%. The following amounts are due under the Seller's Note:

December 17, 2000                           CHF    700'000.-
December 17, 2001                           CHF    1'000'000.-

 The Company may make cash payments of up to CHF 700'000.- in respect of the Seller's Note at any time on or after December 17, 2000 (any amounts of the Seller's Note set off by the Company against indemnification liabilities of Schaublin SA shall not be considered payments for the purpose of this sentence). Additional payments in respect of the Seller's Note can only be made if one of the following two conditions is satisfied:

              1) The full payment of CHF 1'000'000.- may be made if the then reported Consolidated Net Worth of the Borrower reaches at least CHF 10 mio.; or

              2) A payment of less than CHF 1'000'000.- may be made if the Debt to Capital ratio (defined as net debt divided by net debt plus net worth) remains below 45% following such payment.

9.   EVENTS OF DEFAULT

9.1  EVENTS:

The occurrence of any of the following is an Event of Default:

       (a) NON-PAYMENT: the Borrower, after a remedy period of seven days from the repayment date shall fail to pay any amount of principal or interest, or any other amount due hereunder, when same becomes due and payable under this Agreement; or

       (b) BREACH OF OBLIGATIONS: the Borrower and/or any one of its subsidiaries and/or any third party mentioned in this Agreement fails to perform or to observe any of the terms and conditions and/or undertakings contained in this Agreement and (if capable of remedy) such failure is not remedied within twenty days of its occurrence; or

       (c) MISREPRESENTATION: any representation or warranty made by the Borrower or any third party under or in connection with this Agreement shall turn out to have been incorrect or misleading in any substantial material respect ; or

       (d) CROSS-DEFAULT: the Borrower or any of its subsidiaries in respect of any indebtedness in a principal amount in excess of CHF 250'000.-

              (i) after giving effect to any applicable grace period, shall fail to pay for borrowed money [other than money referred to under (a) of this clause], or any interest or premium thereon, when due (whether at scheduled maturity or by prepayment, acceleration, demand or otherwise) or any other default under any agreement or instrument relating to any such indebtedness, or any other event shall occur, if the effect of such default or event is to accelerate, or to permit the acceleration of the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid to the stated maturity thereof; or

              (ii) (a) becomes bound to repay prematurely any other loan or obligation by reason of a default by the Borrower or (as the case may be) any one of its subsidiaries which is followed by an appropriate demand of such repayment except where the Borrower or (as the case may be) any one of its subsidiaries is taking action in good faith to dispute the validity of the obligation to repay such other loan or obligation prematurely; or (b) fails to make any payment of principal, premium or interest in respect of such other loan or obligation, or any payment under a guarantee in respect of any loan or other obligation, on the due date for such repayment or within any grace period specified in the agreement or other instrument constituting such other loan, obligation or guarantee as aforesaid;

       (e) WINDING UP OR DISSOLUTION ETC: any order is made by any competent court or other authority or resolution passed by the Borrower for the dissolution or winding-up of the Borrower or any order is made by any competent court or other authority for the dissolution or winding-up of any of its subsidiaries or for the appointment of a liquidator, receiver or trustee of the Borrower or (as the case may be) any of its subsidiaries or of the whole or any part of the undertaking or assets of the Borrower or (as the case may be) any of its subsidiaries which would be material in the context of this Agreement or the Borrower or (as the case may be) any of its subsidiaries applies for [[Sursis Concordataire]] (within the meaning ascribed to that expression by the laws of Switzerland) or an equivalent legal institution in case of any subsidiary, or

       (F) INSOLVENCY: the Borrower or (as the case may be) any of its subsidiaries stops or threatens or declares its intention to cease payments or is unable to, or admits to creditors generally its inability to pay its debts as they fall due, or is finally adjudicated or found bankrupt or insolvent, or makes any conveyance or assignment for the benefit of or enters into any composition or other arrangement with its creditors generally ; or

       (G)    CHANGE OF CONTROL: any change of control in the Borrower:

              For the present purposes "change of control" shall mean:

                    That RBC Schaublin S.A. is not anymore controlled 100% directly or indirectly by Roller Bearings Company of America, Inc.

       (i) SECURITY ENFORCEABLE: any present or future Security on, over or with respect to the Assets of the Borrower and/or any one of its subsidiaries becomes enforceable or any beneficiary of encumbrances takes possession or a receiver is appointed of the whole or any material part of the undertaking, property and Assets of the Borrower and/or any one of its subsidiaries or a distress or execution is levied or enforced upon or sued for all or any material part of the Assets of the Borrower and/or any one of its subsidiaries; or

       (j) GENERAL MATERIAL ADVERSE CHANGE: a change in the business, operations, sales, costs, assets or liabilities of the Borrower and/or one of its subsidiaries which, in the opinion of the Bank has materially affected or is likely in the future to materially affect the financial condition, net worth and profitability of the Borrower; or

        (l) UNLAWFULNESS, INVALIDITY: it is or becomes unlawful for the Borrower to perform promptly any of its obligations under this Agreement or for the Bank to exercise any of its rights under this Agreement, or if this Agreement for any other reason becomes invalid or unenforceable or ceases to be in full force and effect, or if the Borrower does or causes or permits to be done anything which evidences an intention to contest or repudiate this Agreement wholly or in part; or

       (m) COMPLIANCE WITH LAWS: the Borrower and/or any one of its subsidiaries ceases or will cease to comply with any law, regulation or requirement applicable to it in the carrying out of its business.

9.2  CONSEQUENCES

If an Event of Default occurs, the Bank may and shall within 7 days after notice of the Event of Default upon notice in writing to the Borrower immediately terminate the commitment and declare all Advances and all other Bank debts hereunder to be forthwith due and payable, whereupon the unpaid principal amount of such Advances and of the current account (Facility B) together with accrued interest to the date of declaration and all other amounts due hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

10.  SET-OFF

10.1 SET-OFF

The Bank may at any time take all or any of the following steps:

       (a) open a new account in the name of the Borrower and debit that account, or debit an existing account of the Borrower, with any amount due to the Bank;

       (b) combine or consolidate, regardless of currency, all or any of the accounts with the Bank in the name of the Borrower or to which the Borrower is beneficially entitled at any of the Bank's branches in any country or territory; and

       (c) (after taking into account any combination or consolidation of accounts), set off any amount standing to the credit of any such account by applying any such credit balance in or towards payment of any amount due to the Bank.

10.2 CURRENCY CONVERSION

The Bank may at any time use any of the Borrower's credit balances with the Bank to purchase at the Bank's applicable spot rate of exchange any other currency or currencies which the Bank considers necessary to reduce or discharge any amount due to the Bank, and may apply that currency or those currencies in or towards payment of those amounts.

11.  INDEMNITIES

11.1 GENERAL INDEMNITY

The Borrower will indemnify the Bank against all losses (including but not limited to losses from liquidating or re-employing deposits from third parties which were acquired to effect or maintain the Facilities or any part of them) and expenses which the Bank may incur (after taking into account any payments to the Bank of interest at a default rate) as a result of the occurrence of:

       (a)    an Event of Default; and/or

       (b) the failure of the Borrower to pay any amount due under this Agreement on the due date; and/or

       (c) any Advance being repaid or prepaid for any reason otherwise than on the last day of its Term; and/or

       (d) any Advance not being borrowed for any reason (excluding default by the Bank) after a notice requesting that Advance has been sent to the Bank by the Borrower.

11.2 CURRENCY INDEMNITY

If any payment in connection with this Agreement is made or recovered in a currency other than that in which it is required to be paid then, if the payment to the Bank (when converted at the Bank's rate of exchange on the date of payment or, in the case of a liquidation of the Borrower, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount remaining unpaid under this Agreement, the Borrower will indemnify the Bank against the amount of such shortfall.

12.  FEES AND EXPENSES

12.1 ARRANGEMENT FEE

The Borrower will pay to the Bank an arrangement fee payable within 5 days as from the signing of this arrangement in the amount of CHF 175'000.--.

12.2 EXPENSES

All out-of-pocket expenses, costs, charges, tax and expenses, including legal fees, incurred by the Bank in connection with the negotiation, preparation and completion of this agreement shall be taken in charge by the Bank. For the avoidance of doubt, any costs incurred by the Bank in reviewing and proposing amendments to this agreement and in checking on the commercial soundness of participating in this agreement shall be borne by the Bank.

Out-of-pocket expenses, including legal fees, incurred in connection with any change, reorganisation, amendment of this Agreement after the signing date shall be borne by the Borrower.

12.3 VALUE ADDED TAX

All amounts stated in this agreement to be payable by the Borrower are exclusive of value added tax or any similar tax properly chargeable in respect of services under this Agreement, and the Borrower will pay all tax of this nature together with the amounts on which such tax shall be levied.

13.  ASSIGNMENT, TRANSFER AND LENDING OFFICES

13.1 NO ASSIGNMENT BY THE BORROWER

The Borrower may not assign or transfer any of its rights or obligations under this Agreement, except with the prior written approval of the Bank.

13.2 ASSIGNMENT AND TRANSFER BY THE BANK:

The Bank shall be entitled to transfer or assign the whole or any part of its rights and obligations under these Facilities to an affiliated, controlled or related company or other entity, provided that such Bank shall retain a majority interest in or otherwise control such company for the duration of the loan and provided further, that such assignment will not be prejudicial to the Borrower from a tax perspective, subject to prior notification of the Borrower. Any other assignment may be effected with the prior written approval of the Borrower only, which approval shall not be unduly withheld.

14.  NOTIFICATION

14.1 BY THE BORROWER:

All notification by the Borrower to the Bank as well as all correspondence in connection with these Facilities shall be delivered either in person, or sent registered express or A-mail and shall be deemed to have been duly given if addressed to the Bank as follows:

       -------------------------------------------------------
       CREDIT SUISSE
       -------------------------------------------------------
       Attn: C. Saucy
       -------------------------------------------------------
       Rue de la Maltiere 2
       -------------------------------------------------------
       Case postale 237
       -------------------------------------------------------
       2800 Delemont 1
       -------------------------------------------------------

14.2 BY THE BANK

All notification by the Bank to the Borrower as well as all correspondence in connection with these Facilities shall be delivered either in person, or sent by registered express or A-mail or tested telex and shall be deemed to have been duly given if addressed to:

       RBC Schaublin SA
       c/o Roller Bearing Company of America, Inc.
       60 Round Hill Road
       Fairfield, CT 06430
       USA
       Attention: Michael S. Gostomski
       Tel: 001/(203) 255-1511
       Fax: 001/(203) 256-0775

With a copy to:

       McDermott, Will & Emery
       50 Rockefeller Plaza
       New York, NY 10020
       USA
       Attention: C. David Goldman
       Tel: 001/(212) 547-5400
       Fax: 001/(212) 547-5444

14.3 OBJECTIONS

Any objection by the Borrower relating to the execution or non-execution of any order of any kind as well as any objection to any statement of account or to any other communication, must be made within seven working days upon receipt of the respective communication; otherwise the execution or non-execution of the order as well as the pertinent statements and communications are deemed to have been approved.

15.  GOVERNING LAW AND JURISDICTION

This Agreement will be governed by and construed in accordance with Swiss law, which shall also govern any decision as to the validity of this choice of law clause.

Any dispute arising out of or in connection with this Agreement shall be settled by the competent courts of the canton of Jura and the Swiss Confederation, venue being Delemont, provided always, that the Bank shall be entitled to institute proceedings against the Borrower before any competent court, including, but not limited to the court competent at the place or registered office of the Borrower or any of its subsidiaries.

16.  MISCELLANEOUS

The parties hereto have executed this Agreement - constituting the legally binding Agreement - in four originals:

You will find here enclosed an exemplar of our Bank's general conditions. They are part and parcel of this Agreement unless stated otherwise within this Agreement. Accordingly, in the event of any conflicts or inconsistencies between this Agreement and the general conditions, the provisions of this Agreement shall apply.

SIGNED on behalf of each of the parties:

[Delemont, 27 December 1999]

THE BORROWER:

                                                 Michael S. Gostomski
RBC SCHAUBLIN S.A.                               ------------------------------
                                                 NAMES

THE BANK:

                                                  Daniel Wegner
CREDIT SUISSE                                     ------------------------------
                                                 NAMES

ANNEXES
-------

Annex A, B, C

                                    ANNEXE A

                             CONDITIONS PRECEDENT -
             ITEMS REQUIRED BEFORE AN ADVANCE OR OTHER FUNDS MAY BE
                                    BORROWED

1. Copies of the documents which contain or relate to the Borrower's constitution, up to date and in full force and effect, namely:

     a)   Certificate of incorporation

     b)   Memorandum and articles of association

     c) Proof of formation and due standing of RBC Schaublin SA with due subscription and fully-paid-in share capital

2. Provide evidence of compliance with clause 1.9 (Security) and 8.1 (Events of Default), in a form satisfactory to the Bank

3.   Provide evidence of compliance signature of general conditions of the Bank

4.   Provide organisational chart of the Borrower

5. Copy of the signed sale agreement for the assets of RBC Schaublin S.A., including the name "Schaublin"

7.   The documents of the Borrowers.

8. The purchase price of CHF 13.7 mio. will be satisfied by a cash payment of CHF 12 mio. and the issuance of a 5% Subordinated Seller's Note of CHF 1.7 mio., payable in two tranches of CHF 0.70 mio. on the First Anniversary of the Promissory Note dated December 17, 1999 and CHF 1.0 mio. on the Second Anniversary of the Promissory Note dated December 17, 1999 1), subject to
     Article 8 of the Credit Agreement. A minimum cash contribution of CHF 2.75 mio. in fully liberated capital of the Company will have been made.

9. All necessary corporate authorizations for the entry into the transaction documents.

10.  Documentation of the Facilities.

11. Legal opinions given by the legal advisors to the Lenders that the following is in place: legally binding arrangements between the owners of Schaublin S.A. to purchase all the acquired assets.

12. Legal opinion by the legal advisors to the Lenders that the securities are legally binding and enforceable.

13. Representation and warranties remain true and correct as of the proposed date of making such draw down

                                    ANNEXE B

                                 ADVANCE REQUEST

From:           RBC Schaublin S.A., Blancherie 9, 2800 Delemont ([[Borrower]])


To:             Credit Suisse, 2800 Delemont ([[Agent]])

                                                                          Date

Dear Sirs,

We refer to the agreement (as from time to time amended, varied, novated or supplemented, the [[Facility]]) dated XXX, 1999, and made between RBC Schaublin S.A. and the Bank.

We hereby give you notice that we wish to make a short term Advance under this Facility as follows:

Facility A
          --------------------------------------------------

Currency:
         ---------------------------------------------------

Amount:
         ---------------------------------------------------

First value date:
         ---------------------------------------------------

Duration:
         ---------------------------------------------------

To be transferred to account:   No
                                ---------------------------

                                Beneficiary:
                                            ----------------

                                Bank:
                                     ------------------------

We confirm that at the date thereof the representations and undertakings set out in the Agreement are true and no event which is or may become (with the passage of time, the giving notice, the making of any determination under the Facility Agreement or any combination thereof) an Event of default has occurred

Yours Sincerely,

-------------------------------------
For and on behalf of RBC Schaublin SA

                                    ANNEXE C

                             COMPLIANCE CERTIFICATE

The undersigned officer of RBC Schaublin S.A., hereby certifies that he is the Chief Financial Officer of the Borrower, and that as such he is authorised to execute this compliance certificate required to be furnished pursuant to the credit agreement, dated xxx, 1999 and further certifies that:

1) Attached hereto is a copy of the Borrowers quarterly statements for the period ending [ ____________ ], which contains the consolidated balance sheet of RBC Schaublin S.A. and its subsidiaries [ ______________ ], and the related consolidated statements of income and cash flows of RBC Schaublin S.A. and its subsidiaries for the period ending [ ____________ ], setting forth in each case in comparable form the figures for the previous year (collectively the "Financial Statements").

2) The Financial Statements are complete and correct in all material respects and were prepared in reasonable detail an in accordance with the general accepted accounting rules applied consistently throughout the periods reflected therein.

3)   The undersigned has no knowledge of any Default or Event of Default.

4) The following calculations as of [ ______________ ] support the statement made in paragraph 3 above with respect to the credit agreement, dated
     ______________.


i)   Minimum Interest Coverage Ratio

     Consolidated Net Income                           _____________
     + Taxes                                     _____________
     + TOTAL GROSS INTEREST EXPENSES "B"               _____________
     ----------------------------------
     EBIT                                        _____________
     + Amortisation of Goodwill                  _____________
     + DEPRECIATION                                    _____________
     -------------
     EBITDA "A"                                  _____________

     Minimum Interest Coverage Ratio I ("A" divided by "B")       _____________

    Covenant Minimum                                             _____________

ii)  Minimum Fixed Charges Coverage

     Consolidated EBITDA (as determined in ii) above)        _____________

     Leasing Expenses                        _____________
     Rent Expenses                                    _____________
     Capital Expenditures                    _____________

     Minimum Fixed Charges Coverage

     (EBITDA + Leasing expenses + Rent expenses) divided by
     (Total Gross Interest Expenses + Leasing Expenses +
     Rent Expenses + Capital Expenditures)              _____________

     Covenant Minimum                                          _____________

iii) Maximum debt capacity ratio

     Consolidated Senior Bank Debt "A"                      _____________
     Consolidated EBITDA (as determined in ii) above) "B" _____________

     Maximum debt capacity ratio ("A" divided by "B")  _____________

     Covenant Maximum                                     _____________

                                            RBC Schaublin S.A.

                                            ----------------------------
                                            (Name, Title)

                                            ----------------------------
                                            (Date)